CAPSTEAD THIRD QUARTER 2008 EARNINGS CONFERENCE CALL INVESTOR PRESENTATION October 24, 2008

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Forward Looking Information This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and other factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, the availability of financing at reasonable levels and terms to support investing on a leveraged basis, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of differing levels of leverage employed, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating and/or development plans, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

About Capstead and Its Investment Strategy Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes. Capstead's core strategy is managing a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of residential adjustable-rate mortgage, or ARM, securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Agency-guaranteed residential mortgage securities carry an implied AAA credit rating with limited, if any, credit risk that has been enhanced by the recent conservatorship of Fannie Mae and Freddie Mac by the federal government.

Market Snapshot

Third Quarter Results Earnings totaled $34.7 million or $0.52 per diluted common share on average financing spreads of 1.74% Declared and paid dividend of $0.55 per common share Book value per common share ended the third quarter at $10.02 Maintained portfolio of agency-guaranteed residential ARM securities at $7.9 billion Maintained portfolio leverage at approximately eight times long-term investment capital

Low Risk Residential Mortgage Investment Strategy Longer-to-Reset Agency ARM Securities Current-Reset Agency ARM Securities 3.2 4.1 Current-Reset ARMs ($4.6 billion) Longer-to-Reset ARMs ($3.3 billion) (as of September 30, 2008) Financed 100% with 30- to 90-day borrowings that adjust relatively quickly to more current rates Financed with $1.4 billion in longer-dated committed borrowings (5.01%, 7 month average maturity) and 30-day borrowings combined with two-year swap agreements ($1.9 billion at 3.44%, 16 month average maturity) Backed by mortgage loans with coupon interest rates that reset at least annually or begin doing so after an initial fixed-rate period of five years or less Longer-term repo and/or swaps are utilized to mitigate interest rate risk on longer-to-reset ARM securities The duration of our assets and liabilities was approximately 10 months and 5 months, respectively, for a net duration gap of roughly 5 months at quarter-end 58% 42%

Comparative Income Statement (in thousands, except per share amounts)

Comparative Balance Sheet (in thousands, except per share amounts)

Financing Spreads Fed Funds vs. Libor Borrowing rates may be higher in the fourth quarter despite a lower Fed Funds rate and the maturity of a portion of our relatively high-cost longer-dated repo because of global credit market conditions Borrowing rates on repo entered into in late September averaged around 4% - with the recent easing in one-month LIBOR and the target federal funds rate, recent repo trades have averaged closer to 3% Prepayment speeds have slowed and should remain below traditional levels over the next several quarters Yields vs. Borrowing Rates Net Spreads High: 3.71% Low: (.16) Average: 1.48

Sources of Financing Agency-guaranteed residential mortgage securities are highly liquid and can be financed with multiple funding providers through standard repurchase agreements We have long-term relationships with most lending counterparties and are actively pursuing new counterparty relationships As of quarter-end, we have positions on with 17 counterparties, up from 14 at year-end and ten at September 30, 2007 Collateral requirements (haircuts) averaged roughly 4 points during the third quarter but trended higher in late September and are currently averaging closer to 5 points

Yield / Cost Analysis (in thousands)

Capstead's Long-term Investment Capital Sep '05 Dec '05 Mar '06 Jun '06 Sep '06 Dec '06 Mar '07 Jun '07 Sep '07 Dec '07 Mar '08 Jun '08 Sep '08 Common 138 165 155 142 159 160 171 165 150 381 473 588 587 Perpetual Preferred 180 180 180 180 180 180 180 180 180 180 180 180 179 Trust Preferred 35 75 75 75 100 100 100 100 100 100 100 100 100 Total 353 420 410 397 439 440 451 445 430 661 753 868 866 $ in millions (68%) (35%) (58%) (68%) (63%)